Exhibit 4

REVIEW OF FIDELITY BOND COVERAGE

MORGAN STANLEY RETAIL FUNDS	GROSS ASSETS (In millions)	MINIMUM COVERAGE REQUIRED

ACTIVE ASSETS CALIF TAX-FREE	2,429.00	1,700,000
ACTIVE ASSETS GOVERNMENT TRUST	245.00	600,000
ACTIVE ASSETS INSTITUTIONAL MONEY TRUST	1,379.00	1,250,000
ACTIVE ASSETS INSTL GOVT SEC	2,356.00	1,700,000
ACTIVE ASSETS MONEY TRUST	2,768.00	1,900,000
ACTIVE ASSETS TAX FREE TRUST	9,324.00	2,500,000
BALANCED FUND	159.00	600,000
CAL QUALITY MUNI	163.00	600,000
CALIF INSURED MUNI INCOME.	202.00	600,000
CALIF TAX FREE DAILY INC	157.00	600,000
CALIFORNIA TAX-FREE INCOME	346.00	750,000
CAPITAL OPPORTUNITIES TRUST	207.00	600,000
CONVERTIBLE SEC. TRUST	84.00	450,000
DIVIDEND GROWTH	1,095.00	1,250,000
EQUALLY WEIGHTED S&P	672.00	900,000
EUROPEAN EQUITY FD	211.00	600,000
FLEXIBLE INCOME FUND	105.00	525,000
FOCUS GROWTH FUND	1,035.00	1,250,000
FUNDAMENTAL VALUE FUND	38.00	350,000

FX SERIES	161.00	600,000
MS FX ALPHA PLUS STRATEGY
MS FX ALPHA STRATEGY

GLOBAL ADVANTAGE FUND	100.00	525,000
GLOBAL DIVIDEND GROWTH SEC	382.00	750,000
HEALTH SCIENCES TR	147.00	525,000
HIGH YIELD SECURITIES	109.00	525,000
INCOME SEC INC	131.00	525,000
INCOME TRUST	27.00	300,000
INSRD MUNI INC TR	390.00	750,000
INSURED CAL MUNI	48.00	350,000
INSURED MUNI BOND	74.00	400,000
INSURED MUNI SEC	89.00	450,000
INSURED MUNI TR	324.00	750,000
INTERNATIONAL FUND	116.00	525,000
INTERNATIONAL VALUE EQUITY	256.00	750,000
LIMITED DURATION FUND	43.00	350,000
LIMITED DURATION US GOVT TRUST	82.00	450,000
LIMITED TERM MUNICIPAL TR	20.00	250,000
LIQUID ASSET FUND	4,742.00	2,500,000
MID CAP GROWTH FUND	167.00	600,000
MID-CAP VALUE FUND	84.00	450,000
MORTGAGE SECURITIES TRUST	102.00	525,000
MUNICIPAL INC OPPORTUNITIES	108.00	525,000
MUNICIPAL INC OPPORTUNITIES II	99.00	450,000
MUNICIPAL INC OPPORTUNITIES III	57.00	400,000
MUNICIPAL PREMIUM INCOME TRUST	197.00	600,000
N Y MUNI MONEY MARKET TRUST	462.00	750,000
N Y QUAL MUNI	73.00	400,000

REVIEW OF FIDELITY BOND COVERAGE

MORGAN STANLEY RETAIL FUNDS	GROSS ASSETS (in millions)	MINIMUM COVERAGE REQUIRED
NATURAL RESOURCE	83.00	450,000
NEW YORK TAX-FREE INCOME	68.00	400,000
PACIFIC GROWTH FUND	83.00	450,000
PRIME INCOME TRUST	567.00	900,000
QUALITY MUNI INC	419.00	750,000
QUALITY MUNI SEC	242.00	600,000
QUALITY MUNICIPAL INVESTMENT	245.00	600,000
REAL ESTATE FUND	19.00	225,000

MS SERIES	46.00	350,000
COMMODITIES ALPHA
US MULTI CAP ALPHA
ALTERNATIVE OPPORTUNITIES

S&P 500 INDEX FD	430.00	750,000
STRATEGIST FUND	522.00	900,000
TECHNOLOGY FUND	100.00	525,000

SELECT DIMENSIONS INVESTMENT SERIES	579	900,000
BALANCED PORTFOLIO
CAPITAL GROWTH
CAPITAL OPPORTUNITIES
DIVIDEND GROWTH
EQUALLY WEIGHTED S&P
FLEXIBLE INCOME
FOCUS GROWTH
GLOBAL EQUITY
MID CAP GROWTH
MONEY MARKET
GLOBAL INFRASTRUCTURE
SMALL-MID SPECIAL VALUE FUND	70.00	400.000
SPECIAL GROWTH FUND	30.00	300,000
SPECIAL VALUE FUND	210.00	600,000
TAX-EXEMPT SEC TR	757.00	1,000,000
TAX-FREE DAILY INC.	403.00	750,000
U.S. GOVERNMENT SEC TR	1,563.00	1 ,500,000
U.S. GOVT MONEY MKT	1,589.00	1,500,000
GLOBAL INFRASTRUCTURE	340.00	750,000
VALUE FUND	81.00	450,000

VARIABLE INVESTMENT SERIES	1,428.00	1,250,000
AGGRESSIVE EQUITY
CAPITAL OPPORTUNITIES
DIVIDEND GROWTH
EUROPEAN EQUITY
GLOBAL ADVANTAGE
GLOBAL DIVIDEND
HIGH YIELD
INCOME BUILDER
INCOME PLUS
LIMITED DURATION
MONEY
S&P 500
STRATEGIST
GLOBAL INFRASTRUCTURE

COMBINED TOTAL	41,431	51,000,000

(CURRENT AMOUNT OF FIDELITY BOND IN EFFECT IS $65 MILLION)